Execution Copy                                                      EXHIBIT 10.3



                               TERM LOAN AGREEMENT

                           dated as of March 21, 2003

                                      among

                              GPW TIMBERLANDS, LLC
                                   as Borrower


                   THE LENDERS FROM TIME TO TIME PARTY HERETO


                                       and


                                  SUNTRUST BANK
                             as Administrative Agent

================================================================================

SUNTRUST ROBINSON HUMPHREY CAPITAL MARKETS, a division of SunTrust Capital Markets, Inc.
as Lead Arranger

 TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----

ARTICLE I                DEFINITIONS; CONSTRUCTION                                                 1

Section 1.1.           Definitions                                                                 1
Section 1.2.           Accounting Terms and Determination                                          15
Section 1.3.           Terms Generally                                                             15

ARTICLE II               AMOUNT AND TERMS OF THE LOAN                                              15

Section 2.1.           Term Loan                                                                   15
Section 2.2.           Repayment of Term Loan                                                      16
Section 2.3.           Evidence of Indebtedness                                                    16
Section 2.4.           Prepayments                                                                 16
Section 2.5.           Interest on Loans                                                           17
Section 2.6.           Fees                                                                        17
Section 2.7.           Computation of Interest and Fees                                            17
Section 2.8.           Extension of Maturity Date                                                  17
Section 2.9.           Increased Costs                                                             18
Section 2.10.          Taxes                                                                       19

Section 2.11.          Payments Generally; Pro Rata Treatment; Sharing of Set-offs                 20
Section 2.12.          Breakage Indemnity                                                          23

ARTICLE III              CONDITIONS PRECEDENT TO LOAN                                              24

Section 3.1.           Conditions To Effectiveness                                                 24

ARTICLE IV               REPRESENTATIONS AND WARRANTIES                                            26

Section 4.1.           Existence; Power                                                            26
Section 4.2.           Organizational Power; Authorization                                         26
Section 4.3.           Governmental Approvals; No Conflicts                                        26
Section 4.4.           Indebtedness                                                                26
Section 4.5.           Litigation                                                                  26
Section 4.6.           Compliance with Laws and Agreements                                         27
Section 4.7.           Taxes                                                                       27
Section 4.8.           Margin Regulations                                                          27
Section 4.9.           Ownership of Property                                                       27

ARTICLE V                AFFIRMATIVE COVENANTS                                                     27

Section 5.1.           Financial Statements and Other Information                                  27
Section 5.2.           Existence                                                                   27
Section 5.3.           Compliance with Laws, Etc.                                                  27
Section 5.4.           Payment of Obligations                                                      27
Section 5.5.           Books and Records                                                           28
Section 5.6.           Use of Proceeds                                                             28
Section 5.7.           Non-consolidation                                                           28
Section 5.8.           Notice of Default                                                           30

ARTICLE VI               NEGATIVE COVENANTS                                                        30

Section 6.1.           Negative Pledge                                                             30
Section 6.2.           Fundamental Changes                                                         30
Section 6.3.           Indebtedness                                                                30
Section 6.4.           Amendments to the Purchase Note/Conservation Fund Letter of Credit          31
Section 6.5.           Business Activities                                                         31
Section 6.6.           No Amendment to Organization Documents                                      31

ARTICLE VII              EVENTS OF DEFAULT                                                         31

Section 7.1.           Events of Default                                                           31

ARTICLE VIII             THE ADMINISTRATIVE AGENT                                                  33

Section 8.1.           Appointment of Administrative Agent                                         33
Section 8.2.           Nature of Duties of Administrative Agent                                    33
Section 8.3.           Lack of Reliance on the Administrative Agent                                34
Section 8.4.           Certain Rights of the Administrative Agent                                  34
Section 8.5.           Reliance by Administrative Agent                                            34
Section 8.6.           The Administrative Agent in its Individual Capacity                         35
Section 8.7.           Successor Administrative Agent                                              35
Section 8.8.           Authorization to Execute other Loan Documents                               36

ARTICLE IX               MISCELLANEOUS                                                             36

Section 9.1.           Notices                                                                     36
Section 9.2.           Waiver; Amendments                                                          37
Section 9.3.           Expenses; Indemnification                                                   38
Section 9.4.           Successors and Assigns                                                      39
Section 9.5.           Governing Law; Jurisdiction; Consent to Service of Process                  41
Section 9.6.           WAIVER OF JURY TRIAL                                                        42
Section 9.7.           Right of Setoff                                                             42
Section 9.8.           Counterparts; Integration                                                   42
Section 9.9.           Survival                                                                    43
Section 9.10.          Severability                                                                43
Section 9.11.          Confidentiality                                                             43
Section 9.12.          Interest Rate Limitation                                                    44

Exhibits

Exhibit A                Form of Note
Exhibit B                Form of Assignment and Acceptance



 TERM LOAN AGREEMENT

THIS TERM LOAN AGREEMENT (this "Agreement") is made and entered into as of March 21, 2003, by and among GPW TIMBERLANDS, LLC, a Delaware limited liability company (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make a term loan in an aggregate principal amount equal to $34,000,000.00 to the Borrower; and

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders are willing to severally make the respective Pro Rata Share of the term loan to the Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

ARTICLE I



DEFINITIONS; CONSTRUCTION

Section 1.1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

"Administrative Agent" shall have the meaning set forth in the introductory paragraph hereof.

"Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

"Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" shall mean the power, directly or indirectly, either to (i) vote 10% or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "controlling", "controlled by", and "under common control with" have meanings correlative thereto.

"Applicable Lending Office" shall mean, for each Lender the "Lending Office" of such Lender (or an Affiliate of such Lender) designated in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Term Loan is to be made and maintained.

"Approved Fund" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.4(b)) and accepted by the Administrative Agent, in the form of Exhibit B attached hereto or any other form approved by the Administrative Agent.

      "Bankruptcy Code" shall mean the Bankruptcy Code as codified in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

"Bargain Sale Contract" shall mean that certain Contract for the Purchase and Bargain Sale of Property, dated as of December 16, 2002, by and among Pulp Wood, the Conservation Fund, and Fidelity National Title Insurance Company, as amended, supplemented or otherwise modified from time to time.

"Borrower" shall have the meaning set forth in the introductory paragraph hereof.

"Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close.

      "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other interests.

      "Capitalized Lease" shall mean, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

      "Capitalized Lease Obligation" shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be so required to be capitalized on such a balance sheet in accordance with GAAP.

"Change in Law" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or
(iii) compliance by any Lender (or its Applicable Lending Office) (or for purposes of Section 2.11(b), by such Lender's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

      "Change of Control" shall mean (i) the sale, lease or transfer of all or substantially all of the Guarantor's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Guarantor, (iii) any Person or group of Persons (within the meaning of the Exchange Act) shall have acquired, after the Closing Date, beneficial ownership (within the meaning of Rule 13(d)(3) promulgated by the SEC under the Exchange Act) of more than fifty percent (50%) of the issued and outstanding shares of the Guarantor's Voting Securities, or (iv) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Guarantor's board of directors (together with any new directors whose election by the Guarantor's board of directors or whose nomination for election by the Guarantor's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

"Closing Date" shall mean March 21, 2003.

"Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

"Collateral" shall mean all tangible and intangible property, real and personal, of the Borrower or of any guarantor of the Obligations that is the subject of a Lien granted pursuant to a Loan Document to the Administrative Agent for the benefit of the Administrative Agent and the Lenders to secure the whole or any part of the Obligations or any Guarantee thereof.

"Collateral Accounts" shall mean any deposit account or investment account constituting Collateral.

"Consent, Waiver and Agreement" shall mean that certain Consent, Waiver and Agreement in form and substance satisfactory to the Administrative Agent executed by the Conservation Fund in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders.

"Conservation Fund" shall mean Sustainable Conservation, Inc., a Maryland corporation.

"Conservation Fund Event" shall mean (i) a breach by the Conservation Fund of any representation, warranty or covenant of the Conservation Fund under the Purchase Note, or a breach by The Conservation Fund, a Maryland corporation, of any agreement contained in the letter agreement dated March 21, 2003 between The Conservation Fund, a Maryland corporation, and the issuer of the Conservation Fund Letter of Credit, (ii) the existence of any defense to payment under the Purchase Note or the Conservation Fund Letter of Credit, in either case in accordance with their respective terms, including, without limitation, any counterclaim or claim or right of setoff, deduction, defense, abatement, suspension, limitation, deferment, diminution, recoupment or other right that the Conservation Fund may have against the Borrower, the Parent or any of its other Subsidiaries or Affiliates, or against the Administrative Agent or any Lender or any of their respective Affiliates, (iii) any rescission, reduction, restoration, or avoidance of any amount received by the Administrative Agent or any Lender under the Purchase Note or the Conservation Fund Letter of Credit or otherwise on account of the Collateral or any proceeds thereof (in any such case whether received for its own account or for the account of the Borrower), (iv) any action taken by the Conservation Fund or any person acting on behalf of the Conservation Fund (including, without limitation, any debtor-in-possession, trustee or creditors committee in any bankruptcy or insolvency of the Conservation Fund) to challenge or impair any provision of the Loan Documents, the validity, enforceability, perfection or priority of the Administrative Agent's or any Lender's Liens on the Collateral or the exercise by the Administrative Agent or any Lender of any rights or remedies with respect thereto, or (v) fraud or willful misconduct of the Conservation Fund.

"Conservation Fund Letter of Credit" shall mean that certain Irrevocable Standby Letter of Credit No. [_____________] issued by SunTrust Bank, a Georgia banking corporation, on March 21, 2003 for the account of the Conservation Fund, naming Pulp Wood as beneficiary in the stated amount of $37,850,000 and having a stated expiration date of March 21, 2008 and which was transferred to Borrower and which was subsequently transferred into the name of the Administrative Agent to secure the Obligations, as amended, supplemented, extended, renewed or otherwise modified from time to time.

"Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Default Interest" shall have the meaning set forth in Section 2.5(b).

"Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

"Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent, and unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in paragraph (b)(i) of Section 9.4), the Borrower shall be deemed to have given its consent ten Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Administrative Agent) to the Borrower, unless such consent is expressly refused by the Borrower by written notice delivered to the Administrative Agent prior to such fifth Business Day.

      "Employee Benefit Plan" shall mean an "employee benefit plan" as defined in Section 3(3) of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by the Guarantor or any of its ERISA Affiliates, any Subsidiary of the Guarantor or ERISA Affiliates of such Subsidiary.

      "Environmental Law" shall mean any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and hereafter amended: the Federal Water Pollution Control Act, as codified in 33 U.S.C. Section 1251 et seq., the Clean Air Act, as codified in 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, as codified in 15 U.S.C. Section 2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C.
Section 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C. Section 11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C. Section 300f et seq., and any related regulations, as well as all relevant state and local equivalents.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended.

      "ERISA Affiliate" shall mean, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, is a member of a "controlled group", as defined in Section 414(b) of the Code, or is a member of an "affiliated service group", as defined in Section 414(m) of the Code, which includes such Person. Unless otherwise qualified, all references to an "ERISA Affiliate" in this Agreement shall refer to an ERISA Affiliate of the Guarantor or any Subsidiary.

"Event of Default" shall have the meaning provided in Article VII.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C. 78a et seq., and as hereafter amended.

      "Excluded Taxes" shall mean with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located and (c) in the case of a Non-US Lender, any withholding tax that (i) is imposed on amounts payable to such Non-US Lender at the time such Non-US Lender becomes a party to this Agreement,
(ii) is imposed on amounts payable to such Non-US Lender at any time that such Non-US Lender designates a new lending office, other than taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, or (iii) is attributable to such Non-US Lender's failure to comply with Section 2.10(e).

"Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

"Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by the Guarantor or any one or more of its Subsidiaries primarily for the benefit of employees of the Guarantor or such Subsidiaries residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

"GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

"Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

"Guaranteed Creditors" shall mean and include the Agent, the Lenders, and any Related Parties and their respective successors, endorsees, transferees and assigns.

"Guarantor" shall mean Parent and its successors and assigns (including, without limitation, a receiver, trustee or debtor-in-possession of or for the Guarantor).

      "Guarantor Credit Agreement" shall mean that certain Credit Agreement, dated as of June 24, 2002 by and among Guarantor, various of its Subsidiaries that are parties thereto as Borrowers, the lenders from time to time party thereto and Deutsche Bank AG New York Branch, as administrative agent for the lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time, and together with any and all agreements and instruments evidencing or governing Indebtedness or commitments to provide Indebtedness that refinance, replace or refund, in whole or in part, Indebtedness or commitments to provide Indebtedness under said Credit Agreement, including without limitations, successive refinancings, replacements and refundings.

"Guaranty and Indemnification Agreement" shall mean that certain Guaranty and Indemnification Agreement, dated as of the date hereof, executed by the Parent, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, as amended, supplemented or otherwise modified from time to time.

"Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business, (iv) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) all capital lease obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (vii) all Guarantees of such Person of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person and (x) all obligations under hedging agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

"Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

"Interest Collection Account" shall mean that certain demand deposit account with the Administrative Agent, in the name of the Borrower, into which quarterly interest payments due and payable on the Purchase Note shall be deposited, and the Borrower shall authorize the Administrative Agent to apply amounts on deposit therein to the Obligations as and when such Obligations become due.

"Interest Payment Date" shall mean the last day of each calendar quarter, commencing with the calendar quarter ending June 30, 2003 provided that if such day is not a Business Day, the Interest Payment Date with respect to such calendar quarter shall be the next preceding Business Day.

"Interest Reserve" shall mean, as of any date of determination, all cash required to be deposited either in the Interest Reserve Money Market Account or the Interest Reserve/Principal Collection DDA Account, as may be applicable pursuant to the terms of this Agreement.

"Interest Reserve Amount" shall mean, on any date of determination, an amount equal to $100,000.

"Interest Reserve/Principal Collection DDA Account" shall mean a demand deposit account with the Administrative Agent, in the name of the Borrower, governed by the Interest Reserve/Principal Collection DDA Account Agreement and pledged by the Borrower to the Administrative Agent, for its benefit and the benefit of the Lenders, to secure the Obligations and in which Borrower shall have deposited
(i) on the Closing Date the Interest Reserve Amount, (ii) on any date for which the balance in the Interest Reserve Money Market Account is less than the Interest Reserve Amount, an amount sufficient to cause the balance to be not less than the Interest Reserve Amount, and (iii) any and all principal payments received under the Purchase Note.

"Interest Reserve/Principal Collection DDA Account Agreement" shall mean that certain Interest Reserve/Principal Collection DDA Account Agreement, dated as of the date hereof, by and among the Borrower, SunTrust Bank, as depository bank and the Administrative Agent, pursuant to which the Borrower shall grant a security interest in the Interest Reserve/Principal Collection DDA Account and shall establish the Administrative Agent's control thereof under Sections 9-104 and 9-314 of the UCC in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Interest Reserve Money Market Account" shall mean a money market account with the Administrative Agent, in the name of the Borrower, governed by the Interest Reserve Money Market Account Agreement and pledged by the Borrower to the Administrative Agent, for its benefit and the benefit of the Lenders, to secure the Obligations.

"Interest Reserve Money Market Account Agreement" shall mean that certain Interest Reserve Money Market Account Agreement, dated as of the date hereof, by and among the Borrower, SunTrust Bank, as securities intermediary and the Administrative Agent, pursuant to which the Borrower shall grant a security interest in the Interest Reserve Money Market Account and shall establish the Administrative Agent's control thereof under Sections 9-106 and 9-314 of the UCC in favor of the Administrative Agent, for its benefit and the benefit of the Lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

      "IRS" shall mean the United States Internal Revenue Service, or any successor or analogous organization.

          "LC Bank" shall mean the bank that issues the Conservation Fund Letter of Credit or that issues any letter of credit that replaces the Conservation Fund Letter of Credit in accordance with the terms of the Purchase Note.

"LC Event" shall mean, (i) the replacement of any LC Bank with another LC Bank that is not approved in writing by the Administrative Agent and the Required Lenders in their sole discretion exercised in good faith (without limitation to the Administrative Agent's and the Required Lenders' sole discretion with respect to any issuer of a replacement LC Bank, the Administrative Agent and such Lenders may elect not to approve a replacement LC Bank because (a) of the amount of any Lender's other credit exposure to such replacement LC Bank, (b) such replacement LC Bank shall have a long-term debt rating assigned by S&P's and Moody's of less than A+/Aa3 (or the then equivalent rating), or (c) such replacement LC Bank shall have a long-term debt rating assigned by S&P's and Moody's of greater than A+/Aa3 (or the then equivalent rating) but shall be on negative watch, negative credit watch, negative outlook or other similar reports) or (ii) the then existing LC Bank is assigned a long-term debt rating by S&P's or Moody's of less than A+/Aa3 (or the then equivalent rating); provided, that in the event of a split of such long-term debt ratings, the lower rating shall apply.

"Lenders" shall have the meaning set forth in the introductory paragraph of this Agreement.

"Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

"Loan" shall mean the extension of credit by a Lender hereunder and "Loans" shall mean all of such Loans by all Lenders collectively.

"Loan Documents" shall mean, collectively, this Agreement, the Notes, the Interest Reserve/Principal Collection DDA Account Agreement, the Interest Reserve Money Market Account Agreement, the Consent, Waiver and Agreement, the Guaranty Agreement, the Pledge Agreement and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

      "Maryland Board of Public Works Approval" shall mean the approval, authorization and validation of the Bargain Sale Contract by Governor Parris N. Glendening, Comptroller William Donald Shafer and Treasurer Nancy K. Kopp, such approval being final and not subject to revocation, rescission, suspension or to be otherwise modified or terminated.

"Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the condition (financial or otherwise), assets, liabilities or prospects of the Borrower or of the Parent Group, taken as a whole, (ii) the ability of the Borrower or of the Parent Group, taken as a whole, to perform any of its obligations under the Loan Documents, (iii) the rights and remedies of the Administrative Agent and the Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

"Maturity Date" shall mean the earlier of (i) March 26, 2008, or such later date to which the Maturity Date is extended pursuant to Section 2.8, or (ii) the date on which the outstanding principal amount of the Term Loan has been declared, or automatically has become, due and payable (whether by acceleration or otherwise).

"Moody's" shall mean Moody's Investors Service, Inc, or any successor or assignee of the business of such company in the business of rating securities.

"Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have, within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by the Guarantor or any of its ERISA Affiliates or any Subsidiary of the Guarantor or ERISA Affiliates of such Subsidiary.

"Non-US Lender" shall mean any Lender that is not a United States Person under
Section 7701(a)(3) of the Code.

"Note" shall mean a promissory note of the Borrower payable to the order of each Lender in the outstanding principal amount of such Lender's Pro Rata Share of the Term Loan, in the form of Exhibit A.

"Obligations" shall mean all amounts owing by the Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, reasonable fees, reasonable expenses, indemnification and reimbursement payments, reasonable costs and expenses (including all reasonable fees and expenses of counsel to the Administrative Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing, together with all renewals, extensions, modifications or refinancings thereof.

"Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA.

"Parent" shall mean P. H. Glatfelter Company, a Pennsylvania corporation.

"Parent Group" shall mean the Parent and its Subsidiaries and Affiliates, other than the Borrower.

"Participant" shall have the meaning set forth in Section 9.4(d).

"Payment Office" shall mean the office of the Administrative Agent located in Atlanta, Georgia, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

"Permitted Change of Control" shall mean a Change of Control which occurs pursuant to clause (i) or (iii) of the definition of Change of Control and as to which (i) in the event of the sale, lease or transfer of all or substantially all of the Guarantor's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) such Person or any member of such group shall have a long-term debt rating assigned by S&P and Moody's of not less than BB/Ba2 (in the event of a split rating the higher rating shall apply), (ii) in the event any Person or group (within the meaning of the Exchange Act) shall have acquired, after the Closing Date, beneficial ownership (within the meaning of Rule 13(d)(3) promulgated by the SEC under the Exchange Act) of more than fifty percent (50%) of the issued and outstanding shares of the Guarantor's Voting Securities, such Person or any member of such group shall have a long-term debt rating assigned by S&P and Moody's of not less than BB/Ba2 (in the event of a split rating the higher rating shall apply), and (iii) in the event of a Change of Control as described in either (i) or (ii) above, the Guarantor shall have provided the Administrative Agent with notice as required under Section 4(iii) of the Guaranty and Indemnification Agreement.

"Permitted Change of Control Rating" shall mean, as to any given Permitted Change of Control, the rating determined as of the effective date of such Permitted Change of Control for the applicable Person or any member of a group described in the definition thereof, and in the event of a split rating, shall mean the lower such rating.

"Permitted Lien" shall mean

(i) Liens created under any Loan Document;

(ii) Liens imposed by law for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP; and

(iii) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry other than with respect to deposit accounts constituting Collateral.

provided, that the term "Permitted Lien" shall not include any Lien securing Indebtedness other than the Liens created under any Loan Document securing the Obligations.

"Permitted Investments" shall mean:

(iv) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(v) commercial paper having a rating, at the time of acquisition thereof, of at least P-1 (or the then equivalent rating) by S&P or A-1 (or the then equivalent rating) by Moody's and in either case maturing within one year from the date of acquisition thereof;

(vi) certificates of deposit, bankers' acceptances, demand deposits and time deposits maturing within one year of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Lender or any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(vii) repurchase agreements with a term of not more than 60 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

(viii) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

"Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

            "Plan" shall mean any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding six years, been established or maintained, or to which contributions are or have, within the preceding six years, been made, by the Guarantor or any of its ERISA Affiliates or any Subsidiary of the Guarantor or any ERISA Affiliates of such Subsidiary, but not including any Multiemployer Plan.

            "Plan Administrator" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

"Plan Sponsor" has the meaning assigned to the term "plan sponsor" in Section 3(16)(B) of ERISA.

"Pledge Agreement" shall mean that certain Pledge Agreement in form and substance satisfactory to the Administrative Agent, dated as of the date hereof, executed by the Borrower in favor of the Administrative Agent for the benefit of the Lenders, pursuant to which Borrower pledges the Purchase Note to secure the Obligations as the same may be amended, supplemented or otherwise modified from time to time.

"Preferred Stock" shall mean preferred stock of the Guarantor which (i) is not convertible or exchangeable into Indebtedness, (ii) may not, upon the occurrence of any event or circumstance or otherwise by its terms, be required to be redeemed by the Guarantor or be redeemable at the option of the holder thereof, in each case, at any time prior to the first anniversary of the Termination Date and (iii) does not contain other terms (other than customary market terms for preferred stock of similar companies) which could reasonably be expected to adversely affect the interests of the Lenders.

"Pro Rata Share" shall mean, with respect to any Lender at any time, a percentage the numerator of which shall be the outstanding principal amount of such Lender's portion of the Term Loan, and the denominator of which shall be the outstanding principal amount of the Term Loan.

"Pulp Wood" shall mean Glatfelter Pulp Wood Company, a Maryland corporation.

"Purchase Note" shall mean that certain Purchase Note in the principal amount of $37,850,000, dated as of March 21, 2003, which was executed by the Conservation Fund in favor of Pulp Wood and which was endorsed to order of Borrower.

"Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

"Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Replacement Letter of Credit" shall have the meaning set forth in Section
2.8(a).

"Required Lenders" shall mean, at any time, Lenders whose portions of the Term Loan in the aggregate exceed 50% of the aggregate outstanding principal amount of the Term Loan.

            "Reportable Event" shall mean a "reportable event" described in
Section 4043(c) of ERISA or in the regulations thereunder with respect to a Plan for which the requirement of notice to the PBGC has not been waived, the filing of a notice of intent to terminate a Plan, the termination of a Plan, any event requiring disclosure under Section 4063(a) or 4062(e) of ERISA, receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to
Section 4202 of ERISA or receipt of a notice of reorganization or insolvency with respect to a Multiemployer Plan pursuant to Section 4242 or 4245 of ERISA.

            "Requirement of Law" shall mean, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental

Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" shall mean any of the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, the Controller, any Vice President or the Treasurer of the Guarantor.

            "SEC" shall mean the United States Securities and Exchange Commission or any successor thereto.

            "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" shall mean the Securities Act of 1933, as amended and as codified in 15 U.S.C. Section 77a et seq., and as hereafter amended.

"Solvent" shall mean, when used with respect to any Person, that (i) the fair salable value of its assets is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, disputed or undisputed); (ii) it is able to pay its debts or obligations in the ordinary course as they mature; and
(iii) it has capital sufficient to carry on its business and all business in which it is about to engage.

"S&P" shall mean Standard & Poor's, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

            "Subsidiary" of any Person shall mean any corporation, partnership (limited or general), limited liability company, trust or other entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the board of directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Guarantor.

"Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

"Term Loan" shall mean the term loan in the original principal amount of up to $34,000,000 made by the Lenders to the Borrower pursuant to the terms hereof.

"Term Loan Agreement" shall mean this Agreement.

            "Unmatured Event of Default" shall mean an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

            "UCC' shall mean the Uniform Commercial Code in effect from time to time in the State of Georgia.

            "Voting Securities" shall mean any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

            "Written" or "In Writing" shall mean any form of written communication or a communication by means of telecopier device or authenticated telex, telegraph or cable.

Section 1.2. Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of the Borrower delivered pursuant to
Section 5.1.

Section 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns,
(iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.

ARTICLE II



AMOUNT AND TERMS OF THE LOAN

Section 2.1. Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make a term loan (all term loans made by the Lenders, collectively, the "Term Loan") to the Borrower on the Closing Date in the amount set forth opposite such Lender's name on Schedule 1 hereto. The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent pursuant to Section 3.1 shall be deemed to constitute the Borrower's request to borrow the Term Loan on the Closing Date.

Section 2.2. Repayment of Term Loan. The Borrower unconditionally promises to pay to the Administrative Agent for the account of the Lenders the unpaid principal amount of the Term Loan on the Maturity Date.

Section 2.3. Evidence of Indebtedness. Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from the Term Loan, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the amount of the Term Loan made hereunder by each Lender, (ii) the date and amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder in respect of the Term Loan and (iii) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Term Loan and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded (absent manifest error); provided, that the failure or delay of any Lender or the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loan (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.

Section 2.4. Prepayments. The Borrower shall have the right at any time and from time to time to prepay the Term Loan, in whole but not in-part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than 12:00 noon (Atlanta, Georgia time) three (3) Business Days prior to any such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.5; provided, that the Borrower shall also pay all amounts required pursuant to
Section 2.12.

(b) Immediately upon receipt by the Borrower of any proceeds received by the Borrower upon Borrower's exercise of the acceleration provisions of the Purchase Note, or in the event the Purchase Note is redeemed, the Borrower shall prepay the Term Loan in an amount equal to the outstanding principal amount of the Term Loan; provided, that the Borrower shall also pay all amounts required pursuant to Section 2.12. Any such prepayment shall be applied in accordance with Section 2.4(c).

(c) Unless a Default or an Event of Default has occurred and is continuing, any prepayments made by the Borrower pursuant to Section 2.4(a) or (b) above shall be applied as follows: first, to the Administrative Agent's fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all other fees and reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective Pro Rata Shares of such expenses; third, to interest then due and payable on the Term Loan, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan; and fourth, to the principal balance of the Term Loan, until the same shall have been paid in full, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan.

Section 2.5. Interest on Loans. Subject to subsections (b) and (c) of this
Section 2.5, through and including the date that is five (5) days after the fifth (5th) anniversary of the Closing Date, the Borrower shall pay interest on the Term Loan at the rate of [__%] per annum. Thereafter, if the Maturity Date is extended pursuant to Section 2.8, the Borrower shall pay interest on the Term Loan at a rate equal to [__%] per annum plus the Administrative Agent's costs of funds for the period for which the Maturity Date is extended, as determined by it in its sole discretion and announced to Borrower on the Business Day immediately preceding the first day of such period of extension.

(b) Beginning on the effective date of any Permitted Change of Control for which the Permitted Change of Control Rating is less than BBB-/Baa3, and continuing thereafter until the Term Loan is repaid in full, Borrower shall pay interest on the Term Loan at the rate which would otherwise be applicable to the Term Loan plus (i) one-quarter of one percent (0.25%) per annum if the Permitted Change of Control Rating is BB+/Ba1, and (ii) six-tenths of one percent (0.60%) per annum if the Permitted Change of Control Rating is BB/Ba2.

(c) Upon the occurrence and during the continuance of an Event of Default, at the option of the Required Lenders, the Borrower shall pay interest ("Default Interest") at the rate otherwise applicable under subsections (a) or (b) of this
Section 2.5 plus an additional two percent (2.00%) per annum.

(d) Interest on the outstanding principal amount of the Term Loan shall accrue from and including the date the Term Loan is made to but excluding the date of repayment in full thereof. Interest shall be payable quarterly in arrears on each Interest Payment Date not later than 10:00 p.m. (Atlanta, Georgia time) on the date when due in immediately available funds free and clear of all defenses, setoffs, counterclaims or withholdings or deductions for taxes and on the Maturity Date. All Default Interest shall be payable on demand.

Section 2.6. Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon by the Borrower and the Administrative Agent.

Section 2.7. Computation of Interest and Fees. All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

Section 2.8. Extension of Maturity Date. In the event that the Conservation Fund Letter of Credit shall be renewed, extended or replaced such that the stated expiry date of such renewed, extended or replacement letter of credit (the "Replacement Letter of Credit") is a date that is on or after the fifth (5th) anniversary of the original expiry date of the Conservation Fund Letter of Credit, the Borrower may, by written notice to the Administrative Agent (which shall promptly deliver a copy to each Lender) given no later than 180 days prior to the original Maturity Date, request that the Lenders extend the original Maturity Date to a date that is not later than one hundred and five (105) days before the stated expiry date of the Replacement Letter of Credit. Each Lender shall, by written notice to the Borrower and the Administrative Agent given within fifteen (15) Business Days after receipt of such request, advise the Borrower and the Administrative Agent whether or not such Lender consents to the extension request (and any Lender which does not respond during such 15 Business Day period shall be deemed to have advised the Borrower and the Administrative Agent that it will not agree to such extension).

(b) In the event that, on the 15th Business Day after receipt of the notice delivered pursuant to subsection (a) above, all of the Lenders shall have agreed to extend the original Maturity Date, upon written notice to the Borrower of such agreement the Maturity Date shall be deemed to have been extended to the requested date but in no event later than the earlier of one hundred and five
(105) days before the stated expiry of the Replacement Letter of Credit or March 21, 2013.

Section 2.9. Increased Costs. If any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender; or impose on any Lender any other condition affecting this Agreement and the result of the foregoing is to increase the cost to such Lender of maintaining such loan or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice (such notice to state in reasonable detail the reasons therefor) from and demand by such Lender on the Borrower (such notice to state in reasonable detail the reasons therefor) (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender for such additional costs incurred or reduction suffered.

(b) If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital (or on the capital of such Lender's parent corporation) as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's policies or the policies of such Lender's parent corporation with respect to capital adequacy) then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Lender's parent corporation for any such reduction suffered.

(c) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Lender's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation.

Section 2.10. Taxes. Unless otherwise required by applicable law, any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent and each Lender, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability and reasonable detail regarding the reasons therefor delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such Governmental Authority.

(e) Any Non-US Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Non-US Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Non-US Lender's conduct of a trade or business in the United States; or
(ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Non-US Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Non-US Lender qualifies as "portfolio interest" exempt from U.S. withholding tax under Code section 871(h) or 881(c), and (B) stating that (1) the Non-US Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Non-US Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Non-US Lender is not a 10% shareholder of the Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Non-US Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Non-US Lender, including Forms W-8 IMY or W-8 EXP. Each such Non-US Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender. Each such Non-US Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose).

Section 2.11. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.9, 2.10, 2.12, or otherwise) prior to 10:00 p.m. (Atlanta, Georgia time), on the date when due, by wire transfer of immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes except as required by applicable law. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office or as otherwise set forth in clauses (b), (c) and (d) below, except that payments pursuant to Sections 2.9, 2.10, 2.12 and 9.3 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) The Borrower hereby irrevocably instructs the Administrative Agent, on the day following receipt of any principal payments paid on the Purchase Note into the Interest Reserve/Principal Collection DDA Account, to withdraw from the Interest Reserve/Principal Collection DDA Account an amount not to exceed the then outstanding principal amount of the Term Loan, without presentment, demand or other formalities of any kind, and to apply such payments to the unpaid principal amount of the Term Loan, provided, however, that after the occurrence and during the continuance of an Event of Default the Administrative Agent may apply such payments first, to the Administrative Agent's fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all other fees and reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective Pro Rata Shares of such expenses; third, to interest then due and payable on the Term Loan, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan and fourth, to the principal balance of the Term Loan, until the same shall have been paid in full, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

(c) The Borrower hereby irrevocably instructs the Administrative Agent to withdraw, on each Interest Payment Date, from the Interest Collection Account, without presentment, demand or other formalities of any kind, an amount not to exceed accrued and unpaid interest on the Term Loan at such time and to remit to the Lenders such amount for the payment of accrued and unpaid interest then due and payable under the Term Loan, provided, however, that after the occurrence and during the continuance of an Event of Default the Administrative Agent may apply such amount first, to the Administrative Agent's fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all other fees and reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective Pro Rata Shares of such expenses; third, to interest then due and payable on the Term Loan, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan and fourth, to the principal balance of the Term Loan, until the same shall have been paid in full, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Provided no Default or Event of Default has occurred and is continuing, the Interest Collection Account will be fully available to the Borrower. To the extent that the aggregate amount transferred from the Interest Collection Account on any Interest Payment Date is less than the amount of accrued and unpaid interest then due and payable on the Term Loan, the Borrower hereby irrevocably instructs the Administrative Agent (and the Administrative Agent may, but shall be under no obligation) to transfer any funds deposited in the Interest Reserve Money Market Account to the Interest Reserve DDA Account in an amount equal to such shortfall for payment of such interest, without presentment, demand or other formalities of any kind.

(d) To the extent that the amounts paid by the Borrower under clause (b) above on any Interest Payment Date (other than on the Maturity Date) are insufficient to pay the Lenders in full for the amount of interest due and payable on the Term Loan on such Interest Payment Date for any reason, the Borrower agrees to pay such shortfall to the Administrative Agent for the benefit of the Lenders within two (2) Business Days after written notice by the Administrative Agent to the Borrower.

(e) Borrower shall deposit into the Interest Reserve/Principal Collection DDA Account in immediately available funds an amount equal (i) on the Closing Date to the Interest Reserve Amount, (ii) on any date for which the Interest Reserve is less than the Interest Reserve Amount, an amount sufficient to cause the Interest Reserve to be not less than the Interest Reserve Amount, and (iii) upon receipt by Borrower of any principal amount under the Purchase Note, to such principal amount. The Administrative Agent shall transfer any amounts deposited pursuant to clauses (i) and (ii) herein into the Interest Reserve/Principal Money Market Account, provided that the Administrative Agent, for purposes of determining the Interest Reserve and Borrower's compliance with clauses (i) and
(ii) herein, shall use the available balance in both the Interest Reserve/Principal Collection DDA account (if any) and the available balance in the Interest Reserve Money Market Account for purposes of such determination. The Interest Reserve, the Interest Reserve/Principal Collection DDA Account and the Interest Reserve Money Market Account shall be held by the Administrative Agent as Collateral for the payment and performance of the Obligations pursuant to the Interest Reserve/Principal Collection DDA Account Agreement and the Interest Reserve Money Market Account Agreement, as applicable. The Administrative Agent shall have "control" (as defined in the UCC) over the Interest Reserve/Principal Collection DDA Account and the Interest Reserve Money Market Account for purposes of perfecting the Lien in the Interest Reserve, the Interest Reserve/Principal Collection DDA Account (as described in the Interest Reserve DDA Account Agreement) and the Interest Reserve Money Market Account (as described in the Interest Reserve Money Market Account Agreement), and shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Interest Reserve/Principal Collection DDA Account and the Interest Reserve Money Market Account, subject to the right of the Borrower to direct investment of the Interest Reserve pursuant to the following sentence. The Interest Reserve in the Interest Reserve Money Market Account shall at all times be invested in Permitted Investments and funds deposited with the Federal Reserve Bank of New York which earn the overnight rate paid by the Federal Reserve Bank, in each case with maturities prior to the Maturity Date, which investments shall be made by the Administrative Agent at the Borrower's written discretion (so long as no Event of Default has occurred and is continuing), as well as at the Borrower's sole risk and expense. Interest and profits, if any, on such investments shall accumulate in the Interest Reserve Money Market Account; provided, further, if at any time, the Interest Reserve Money Market Account contains investments which are not Permitted Investments or funds deposited with the Federal Reserve Bank of New York which earn the overnight rate paid by the Federal Reserve Bank, the Borrower authorizes the Administrative Agent to liquidate such investments, the proceeds of which shall be reinvested at the direction of the Borrower (so long as no Event of Default has occurred and is continuing) in Permitted Investments or such deposits with the Federal Reserve Bank of New York and held in the Interest Reserve Money Market Account.

(f) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest, fees and other amounts when due and payable hereunder, such funds shall be applied as follows: first, to the Administrative Agent's fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all other fees and reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective Pro Rata Shares of such expenses; third, to interest then due and payable on the Term Loan, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan; and fourth, to the principal balance of the Term Loan, until the same shall have been paid in full, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan.

(g) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on the Term Loan that would result in such Lender receiving payment of a greater proportion of the aggregate amount of the Term Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the outstanding amount of the Term Loan of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Pro Rata Share of the Term Loan to any assignee or participant, other than to the Borrower or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(h) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(i) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.11(g) or 9.3(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.12. Breakage Indemnity. In the event of the payment of any principal of the Term Loan other than on the Maturity Date (including as a result of an Event of Default or acceleration), the Borrower shall compensate each Lender, within five (5) Business Days after written demand from the Administrative Agent, for any loss, cost or expense attributable to such event (excluding lost profits). Such compensation shall be an amount equal to the excess, if any, of
(a) the amount of interest (as reasonably determined by the Administrative Agent in consultation with such Lender) that such Lender would have paid as its cost of funds with respect to the Term Loan (which may or may not be deposits of comparable amounts having terms comparable to the Term Loan) over (b) the amount of interest (as reasonably determined by the Administrative Agent in consultation with such Lender) which would accrue to such Lender on the amount so prepaid, if such amount were redeployed by such Lender at the Federal Funds Rate as of the date such prepayment for the period commencing on such date and ending on the Maturity Date. A certificate as to any additional amount payable under this Section 2.12 stating in reasonable detail the reasons therefor submitted to the Borrower by any Lender (with a copy to the Administrative Agent) shall be conclusive, absent manifest error.

ARTICLE III



CONDITIONS PRECEDENT TO LOAN

Section 3.1. Conditions To Effectiveness. The obligations of the Lenders to make the Term Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.2).

(a) The Closing Date shall have occurred on or before March 21, 2003, and the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

(b) The Administrative Agent (or its counsel) shall have received the following each of which shall be in form and substance satisfactory to the Administrative
Agent:

(i) a counterpart of this Agreement signed by or on behalf of each party hereto or written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

(ii) a duly executed Note payable to each Lender in the principal amount of its Pro Rata Share of the Term Loan;

(iii) the duly executed Pledge Agreement, together with the original Purchase Note and accompanying instrument of transfer executed in blank, and the Conservation Fund Letter of Credit transferred to the Administrative Agent, naming the Administrative Agent as beneficiary thereto;

(iv) the duly executed Interest Reserve/Principal Collection DDA Account Agreement and Interest Reserve Money Market Account Agreement;

(v) a copy of the executed Bargain Sale Contract and any other documents or agreements executed in connection therewith certified by Pulp Wood to be a true, correct and complete copy thereof all in form and substance satisfactory to the Administrative Agent;

(vi) a certified copy from the Secretary of State of the Borrower's state of organization of the certificate of formation of the Borrower;

(vii) a certified copy from the Secretary of State of Pulp Wood's state of incorporation of the articles of incorporation of Pulp Wood;

(viii) a certified copy from the Secretary of State of the Parent's state of incorporation of the articles of incorporation of the Parent;

(ix) a copy of all organizational documents of the Borrower certified by the Borrower to be a true, correct and complete copy thereof all in form and substance satisfactory to the Administrative Agent;

(x) a copy of all organizational documents of Pulp Wood certified by Pulp Wood to be a true, correct and complete copy thereof, all in form and substance satisfactory to the Administrative Agent;

(xi) a copy of all organizational documents of the Parent certified by the Parent to be a true, correct and complete copy thereof, all in form and substance satisfactory to the Administrative Agent;

(xii) the duly executed Guaranty and Indemnification Agreement;

(xiii) a duly executed funds disbursement agreement;

(xiv) a duly executed certificate from the Parent addressing such matters as the Administrative Agent shall reasonably request in form and substance satisfactory to the Administrative Agent;

(xv) a favorable written opinion of Saul Ewing LLP, counsel to the Borrower, Pulp Wood and the Parent addressed to the Administrative Agent and the Lenders and covering such matters relating to the Borrower, the Parent, Pulp Wood, the Loan Documents and the transactions contemplated therein, as the Administrative Agent shall request including, without limitation, an opinion regarding the non-consolidation of Borrower due to a bankruptcy of Parent or any other member of the Parent Group (including but not limited to Pulp Wood);

(xvi) a duly executed solvency certificate signed by the Treasurer (or equivalent) of the Parent as to the solvency of the Parent, in form and substance satisfactory to the Administrative Agent;

(xvii) a duly executed solvency certificate signed by the Treasurer (or equivalent) of Pulp Wood as to the solvency of Pulp Wood, in form and substance satisfactory to the Administrative Agent;

(xviii) a duly executed solvency certificate signed by the Treasurer of the Borrower as to the solvency of the Borrower, in form and substance satisfactory to the Administrative Agent;

(xix) a duly executed Consent, Waiver and Agreement, in form and substance satisfactory to the Lender executed by the Borrower and the Conservation Fund in favor of the Administrative Agent and the Lenders, and

(xx) the duly executed UCC financing statements, naming Borrower as debtor and the Administrative Agent as Secured Party.

ARTICLE IV



REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

Section 4.1. Existence; Power. The Borrower (i) is validly existing limited liability company under the laws of the State of Delaware, and (ii) has all requisite limited liability company power and authority to carry on its business as now conducted and to own its properties and other assets.

Section 4.2. Organizational Power; Authorization. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party are within the Borrower's legal organizational powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which the Borrower is a party, when executed and delivered by the Borrower, will constitute, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section 4.3. Governmental Approvals; No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is a party (a) do not require any consent or approval of, registration or filing with, or action by, any Governmental Authority, (b) will not violate any applicable law, rule or regulation or the certificate of formation or limited liability company agreement of the Borrower or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or instrument binding on the Borrower or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower, except Liens (if any) created under the Loan Documents.

Section 4.4. Indebtedness. As of the Closing Date the Borrower has no outstanding Indebtedness other than the Indebtedness created pursuant to this Agreement and the other Loan Documents.

Section 4.5. Litigation. No litigation, investigation or proceeding of or before any arbitrators or Governmental Authority is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower.

Section 4.6. Compliance with Laws and Agreements. The Borrower is in compliance with (a) all applicable laws, rules, regulations, judgments and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties.

Section 4.7. Taxes. The Borrower has timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by it, and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority.

Section 4.8. Margin Regulations. None of the proceeds of the Term Loan will be used in any manner that violates any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

Section 4.9. Ownership of Property. Borrower has good title to all of its property, free and clear of any Liens except Permitted Liens.

ARTICLE V



AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that so long as the principal of and interest on the Term Loan or any other amount under this Agreement or any other Loan Document remains unpaid:

Section 5.1. Financial Statements and Other Information. If Parent (or any permitted successor to Parent) ceases to be a company subject to the reporting requirements 15(d) of the Securities and Exchange Act, the Borrower will deliver to the Administrative Agent as soon as available and in any event within 90 days after the end of each calendar year a copy of its financial statements prepared in accordance with GAAP and such other supporting documentation as reasonably requested by the Administrative Agent, each in form and substance satisfactory to the Administrative Agent.

Section 5.2. Existence. The Borrower will do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence.

Section 5.3. Compliance with Laws, Etc. The Borrower will comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to it or its properties.

Section 5.4. Payment of Obligations. The Borrower will pay and discharge all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such obligations or liabilities, so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP.

Section 5.5. Books and Records. The Borrower will keep proper books of record and account which accurately reflect all of its business affairs and transactions.

Section 5.6. Use of Proceeds. The Borrower will not use any part of the proceeds of the Term Loan, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

Section 5.7. Non-consolidation. The Borrower shall be operated in such a manner that the separate legal existence of the Borrower, on the one hand, and any member of the Parent Group, on the other hand, will not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group and, without limiting the generality of the foregoing:

(a) the Borrower shall maintain its legal existence as a limited purpose entity whose activities are restricted in its limited liability company agreement and other organizational documents to those activities expressly permitted hereunder, and the Borrower shall not engage in any activity other than those activities expressly permitted hereunder and under the other Loan Documents, nor shall the Borrower enter into any agreement other than this Agreement or the other Loan Documents to which it is a party;

(b) other than the purchase and acceptance through capital contribution of the Purchase Note, the Conservation Fund Letter of Credit and any capital contributions of cash, the payment of dividends or distributions and the return of capital to the Parent or Pulp Wood and arm's length transactions with respect to the provision of office space, office equipment, office supplies and administrative services, the Borrower shall not engage in intercorporate transactions with any member of the Parent Group;

(c) the Borrower shall hold regular organization meetings and proceedings and otherwise observe its organizational formalities and have a business office separate from that of each member of the Parent Group;

(d) the financial statements and books and records of the Borrower and the Parent shall reflect the separate corporate existence of the Borrower in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify its assets and liabilities; provided that the Borrower's financial statements may be consolidated and reported with those of Pulp Wood, provided that appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Borrower and Pulp Wood and to indicate that the Borrower's assets and credit are not available to satisfy the debts and obligations of Pulp Wood;

(e) (i) the Borrower shall maintain its assets separately from the assets of any other Person of the Parent Group (including through the maintenance of appropriately detailed and separate records, books of account and bank accounts,
(ii) the Borrower's funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, shall not be commingled with those of any member of the Parent Group and (ii) the separate creditors of the Borrower shall be entitled to be satisfied out of the Borrower's assets (and Borrower shall pay its own liabilities, expenses and losses only from its own assets) and Borrower shall not hold out is credit as being available to satisfy the obligations of any other Person or pledge its assets for the benefit of any other Person, other than with respect to the Loan;

(f) except as otherwise expressly permitted hereunder, under the other Loan Documents and under the Borrower's organizational documents, no member of the Parent Group (i) shall pay the Borrower's expenses, (ii) guarantee the Borrower's obligations, or (iii) advance funds to the Borrower for the payment of expenses or otherwise (iv) Borrower shall not guarantee or become obligated for the debts of any other Person;

(g) all business correspondence and other communications of the Borrower shall be conducted in the Borrower's own name, on its own stationery and through a separately-listed telephone number;

(h) the Borrower shall not merge or consolidate with any other person;

(i) the Borrower shall conduct transactions with third parties (to the extent permitted herein) in its name and as a person that is separate and distinct from the Parent or the Parent Group and shall correct any known misunderstanding regarding its separate identity;

(j) Borrower shall compensate all consultants, independent contractors, employees and agents from its own funds for services provided to it by such consultants, independent contractors and agents and shall maintain a sufficient number of employees in light of its contemplated business operations;

(k) unless it is itself entitled to elect the so-called "check the box" tax treatment case in order to file a consolidated tax return with Pulp Wood, Borrower shall cause to be prepared and filed all legally required tax returns and other filings for itself (including federal and state income tax returns) separately from the tax returns and filings of the Parent Group;

(l) unless it is itself entitled to elect the so-called "check the box" tax treatment case in order to file a consolidated tax return with Pulp Wood, Borrower shall hold itself out as separate and distinct from any other person and identify itself as a separate division or separate department of any other person;

(m) Borrower shall maintain separate annual financial statements prepared (and pay or bear the cost of the preparation of such financial statements) in accordance with GAAP showing its assets and liabilities separate and distinct from those of any other person;

(n) the Borrower shall maintain at least two (2) independent managers each of whom (i) is not a member, director, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group, all as provided in its limited liability company agreement, (ii) has (A) prior experience as an independent manager for a limited liability company whose organization documents require the unanimous consent of all independent managers thereof before such limited liability company can consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (B) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (iii) is otherwise acceptable to the Administrative Agent (it being understood that any manager affiliated with Global Securitization Services, LLC, Lord Securities Corporation or Amacar, L.L.C. or a similar organization acceptable to the Administrative Agent which is in the business of providing independent managers for special-purpose financing entities such as the Borrower shall be acceptable to the Administrative Agent);

(o) the limited liability company agreement of the Borrower shall at all times require (i) the affirmative vote of each independent manager before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Borrower, and (ii) the Borrower to maintain (A) correct and complete books and records of account and (B) minutes of the meetings and other proceedings of its members and board of managers;

(p) Borrower shall not acquire the obligations or securities of its Members or their respective affiliates;

(q) Borrower shall maintain adequate capital in light of its contemplated business operations; and

Section 5.8. Notice of Default. The Borrower will deliver written notice promptly and in any event within three Business Days after the occurrence of any Event of Default or Default, accompanied by a statement of the Manager of Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

ARTICLE VI



NEGATIVE COVENANTS

The Borrower covenants and agrees that so long as the principal of or interest on the Term Loan or any other amount under this Agreement or any other Loan Document remains unpaid:

Section 6.1. Negative Pledge. The Borrower will not create, incur, assume or suffer to exist any Lien on any of the Collateral, other than Permitted Liens.

Section 6.2. Fundamental Changes. The Borrower will not sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) any of its assets (in each case, whether now owned or hereafter acquired), liquidate or dissolve or merge with or into any other Person; provided that nothing herein shall prohibit the Borrower from paying any dividend or making any distribution to its members in accordance with applicable law (other than from the proceeds of the Collateral).

Section 6.3. Indebtedness. The Borrower shall not incur or assume any Indebtedness except Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

Section 6.4. Amendments to the Purchase Note/Conservation Fund Letter of Credit. The Borrower shall not amend, supplement or otherwise modify, or consent to any amendment, supplement or other modification of, the Bargain Sale Contract, the Purchase Note or the Conservation Fund Letter of Credit.

Section 6.5. Business Activities. The Borrower shall not (i) engage in any business or own any assets other than the Purchase Note, the Conservation Fund Letter of Credit, the Interest Collection Account and amounts on deposit therein, the Interest Reserve/Principal Collection DDA Account and Interest Reserve Money Market Account and amounts on deposit therein or investments credited thereto, (ii) hold out its credit as being available to satisfy the debts or obligations of any other person or (iii) act as agent for any member of the Parent Group, but instead shall present itself to the public as an entity separate from each such member and shall correct any known misunderstanding regarding its separate identity;

Section 6.6. No Amendment to Organization Documents. Borrower shall not (i) make any changes in any of its business objectives, purposes or operations, (ii) make any change in its capital structure as described, including the issuance of any membership interests or economic rights or units or other securities convertible into membership interests or economic rights or units, (iii) reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof, or (iv) amend any of its other organizational documents.

ARTICLE VII



EVENTS OF DEFAULT

Section 7.1. Events of Default. If any of the following events (each an "Event of Default") shall occur:

(a) the Borrower shall fail to pay any principal of the Term Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(b) the Borrower shall fail to pay any interest on the Term Loan or any fee or any other amount (including, without limitation, any amounts required to be paid pursuant to Section 2.11(d) but excluding any amount described in clause (a) of this Section) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) business days; or

(c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by the Borrower or any representative of the Borrower pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

(d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.3, 5.6, 5.7 or Article VI; or

(e) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b), (c) and (d) above) or the Borrower shall fail to observe or perform any covenant or agreement in any other Loan Document, and such failure shall remain unremedied for ten (10) days after notice thereof; or

(f) the Borrower shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this subsection (f), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower, or for any part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any of the Borrower, or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for any of the Borrower for any part of its assets, and such involuntary proceeding or petition shall not be dismissed within sixty (60) days of the commencement or filing thereof; or

(h) the Borrower shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(i) any judgment shall be rendered against the Borrower or any order shall be entered that materially affects the rights and remedies of the Lenders or the Administrative Agent under any of the Loan Documents or in any of the Collateral; or

(j) an LC Event shall occur;

(k) the Borrower shall be dissolved, liquidated or its legal existence shall otherwise cease;

(l) an "Event of Default" shall occur under the Pledge Agreement or the Purchase Note or an "Event of Default" shall occur under the Guaranty and Indemnification Agreement;

(m) SunTrust Bank ceases to be the issuer of The Conservation Fund Letter of Credit;

(n) any provision of any Loan Document shall for any reason cease to be valid and binding on, or enforceable against the Borrower or the Parent (to the extent the Parent is a party thereto), or the Borrower or the Parent shall so state in writing, or the Borrower or the Parent shall seek to terminate any Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Section) and at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the principal of and any accrued interest on the Term Loan and all other Obligations owing hereunder to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (ii) exercise all remedies contained in any other Loan Document; and (iii) exercise any other remedies available at law or in equity; and that, if an Event of Default specified in either clause (f) or (g) of this Section shall occur, the principal of the Term Loan then outstanding, together with accrued interest thereon, and all fees and other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE VIII



THE ADMINISTRATIVE AGENT

Section 8.1. Appointment of Administrative Agent. Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Administrative Agent. The Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Administrative Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.2. Nature of Duties of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.2) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

Section 8.3. Lack of Reliance on the Administrative Agent. Each of the Lenders acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 8.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 8.5. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 8.6. The Administrative Agent in its Individual Capacity. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

Section 8.7. Successor Administrative Agent. The Administrative Agent may resign at any time by giving at least 30 days' prior notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower (such approval not to be unreasonably withheld or delayed) provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank, insurance company or other financial institution organized under the laws of the United States of America or any state thereof or a bank, insurance company or other financial institution which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

(b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 8.7 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article VIII shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

Section 8.8. Authorization to Execute other Loan Documents. Each Lender hereby authorizes the Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.



ARTICLE IX



MISCELLANEOUS

Section 9.1. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                To the Borrower:                    GPW Timberlands, LLC
                                                                103 Springer Building,
                                                                3411 Siverside Road,
                                                                Wilmington, DE 19810
                                                                Attention:  John R. Anke
                                                                Telecopy Number: 302-478-3667

With copies to:                P. H. Glatfelter Company
                                           Legal Department

To the Administrative Agent:               SunTrust Bank
                                           919 East Main Street, 22nd Floor
                                           Richmond, VA 23219
                                                                Attention: Stephen B. Derby
                                                                Telecopy Number: (804) 782-7548

                With copies to:                     King & Spalding
                                                                191 Peachtree Street, N.E.
                                                                Atlanta, Georgia  30303
                                                                Attention:  Hector Llorens, Esq.
                                                                Telecopy Number:  404-572-5100

                To any other Lender:                            the address set forth in the Administrative
                                                                Questionnaire

            Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery; provided, that notices delivered to the Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section 9.1.

(b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative

Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Term Loan and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

Section 9.2. Waiver; Amendments. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Administrative Agent and the Required Lenders, or the Borrower and the Administrative Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall:
(i) reduce the principal amount of or any Lender's share of the Term Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby; (ii) postpone the date fixed for any payment of any principal of, or interest on, the Term Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby; or (iii) change
Section 2.11(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender; (iv) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (v) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, without the written consent of each Lender; or (vi) release any of the Collateral securing any of the Obligations, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent without the prior written consent of the Administrative Agent.

Section 9.3. Expenses; Indemnification. The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the preparation, negotiation, execution, delivery and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and (without duplication) the allocated cost of inside counsel) incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, (including its rights under this Section) including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loan

(b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing (each, an "Indemnitee") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) the making of the Term Loan or any actual or proposed use of the proceeds therefrom, (iii) any breach by the Borrower of any of the representations and warranties contained in this Agreement or any other Loan Document, or in any other certificate, letter, writing, agreement or instrument which has been or may in the future be delivered by the Borrower to the Administrative Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document, or any breach of any covenant of the Borrower contained in this Agreement, (iv) the existence of any Lien or adverse claim on any of the Collateral, other than Permitted Liens, (v) the existence of any Conservation Fund Event, (vi) the rescission, reduction, restoration, or avoidance of any amount paid by or for the account of Borrower under any Loan Document, or any Lien or other interest granted to the Administrative Agent or any Lender in the Collateral, whether as a "voidable preference", "fraudulent conveyance, transfer or obligation" or otherwise, (vii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment, or (viii) any failure of the Administrative Agent's or any Lender's Lien to be a valid, enforceable, perfected, first priority Lien in the Collateral.

(c) The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent under clauses (a), (b) or (c) of this Section 9.3 hereof, each Lender severally agrees to pay to the Administrative Agent such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, the Term Loan or the use of proceeds thereof.

(f) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 9.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loan at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's portion of the Term Loan at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an

Approved Fund with respect to a Lender, the aggregate amount of the portion of the Term Loan outstanding hereunder of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless the Administrative Agent otherwise consents, (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the portion of the Term Loan assigned, (iii) each Eligible Assignee must comply, if applicable, with the provisions contained in Section 2.10(e), and
(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $1,000, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.9, 2.10, 2.12 and 9.3. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of the Term Loan owing to each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of the portion of the Term Loan owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) reduce the principal amount of the Term Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, (ii) postpone the date fixed for any payment of any principal of, or interest on, the Term Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination; (iii) change Section 2.11(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (iv) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder; (v) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender; or (vi) release all or a substantial part of the Collateral securing any of the Obligations. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10, and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.7 as though it were a Lender, provided such Participant agrees to be subject to Section 9.7 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under
Section 2.9 and Section 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.10(e) as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.5. Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Northern District of Georgia, and Superior Court of in Fulton County, Georgia and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 9.6. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND

THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.7. Right of Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any and all Obligations held by such Lender irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 9.8. Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement and the other Loan Documents, constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

Section 9.9. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Term Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Term Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.9, 2.10, 2.12, and 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loan or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Term Loan.

Section 9.10. Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.11. Confidentiality. Each of the Administrative Agent and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower, except that such information may be disclosed (i) to any Related Party of the Administrative Agent or any such Lender, including without limitation accountants, legal counsel and other advisors, provided such accountants, legal counsel or other advisors are subject to professional standards that require such accountants, legal counsel or other advisors to keep such information confidential to the same extent required by the Lenders hereunder or such accountants, legal counsel or other advisors agree to keep such information confidential to the same extent required by the Lenders hereunder, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Administrative Agent, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) to any actual or prospective assignee or Participant, provided, that such actual or prospective assignee or Participant agrees to keep such information confidential to the same extent required by the Lenders hereunder, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

Section 9.12. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loan, together with all fees, charges and other amounts which may be treated as interest on the Term Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender in accordance with applicable law, the rate of interest payable in respect of the Term Loan hereunder, together with all other Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and other Charges that would have been payable in respect of the Term Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and other Charges payable to such Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

(remainder of page left intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers or trustee, as the case may be, as of the day and year first above written.


      GPW TIMBERLANDS, LLC


      By______________________________(Seal)
      Name:
      Title:


      SUNTRUST BANK
      as Administrative Agent, and as a Lender

                                         By_______________________________(Seal)
                                         Name:
                                         Title:











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